__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 16, 2013 (May 15, 2013)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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95277916.4

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of HollyFrontier Corporation (the “Company”) was held on May 15, 2013. A total of 179,598,462 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 88.26% of the Company’s shares outstanding as of the March 18, 2013 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2013.
Proposal 1: Election of Directors. The stockholders elected all eleven director nominees to serve until the Company’s next annual meeting.

Nominee	For	Against	Abstain	Broker Non-Vote
Douglas Y. Bech	154,829,899	761,043	1,018,310	22,989,210
Buford P. Berry	155,048,305	546,439	1,014,508	22,989,210
Leldon E. Echols	154,148,845	361,054	2,099,353	22,989,210
R. Kevin Hardage	155,385,267	430,169	793,816	22,989,210
Michael C. Jennings	150,136,063	2,396,861	4,076,328	22,989,210
Robert J. Kostelnik	155,413,705	409,913	785,634	22,989,210
James H. Lee	154,954,115	651,741	1,003,396	22,989,210
Robert G. McKenzie	154,215,215	660,381	1,733,656	22,989,210
Franklin Myers	153,875,225	443,903	2,290,124	22,989,210
Michael E. Rose	155,220,713	601,773	786,766	22,989,210
Tommy A. Valenta	155,400,191	419,141	789,920	22,989,210
Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
151,663,948	4,443,020	502,284	22,989,210
Proposal 3: Ratification of the Appointment of Ernst & Young LLP. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain
177,268,290	1,968,179	361,993

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer
Date:    May 16, 2013